Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Actuate Corporation:

We consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-113545, 333-104101, 333-62600, 333-56906, 333-33720, 333-73015, and 333-59959) and in Registration Statements on Form S-3 (Nos. 333-67220 and 333-34410) of Actuate Corporation of our reports dated March 13, 2006, relating to the consolidated balance sheets of Actuate Corporation and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for the years then ended, the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Actuate Corporation.

/s/ KPMG LLP

Mountain View, California

May 9, 2006